                                                                  EXHIBIT 10.4


                            LEASE EXTENSION AGREEMENT

                             DATED: DECEMBER 1, 2000


                  MASSACHUSETTS INSTITUTE OF TECHNOLOGY, LESSOR

                    MILLENNIUM PHARMACEUTICALS, INC., LESSEE

                  640 MEMORIAL DRIVE, CAMBRIDGE, MASSACHUSETTS

                                TABLE OF CONTENTS
                                -----------------

1.0      PARTIES AND PREMISES............................................  1

         1.1      PARTIES AND PREMISES...................................  1

         1.2      BASEMENT SPACE.........................................  2

         1.3      COMMON AREAS...........................................  3

         1.4      RIGHT OF FIRST OFFER...................................  3

2.0      TERM............................................................  5

         2.1      TERM; COMMENCEMENT DATE................................  5

         2.2      EXTENSION OPTION.......................................  5

3.0      RENT............................................................  5

         3.1      PAYMENT OF RENT........................................  5

         3.2      DETERMINATION OF FAIR MARKET RENT......................  6

4.0      PERMITTED USES................................................... 8

5.0      TAXES; OPERATING EXPENSES........................................ 8

         5.1      TAXES................................................... 8

         5.2      OPERATING EXPENSES...................................... 8

         5.3      PAYMENT OF TAXES AND OPERATING EXPENSES................ 10

         5.4      ABATEMENT OF TAXES..................................... 11

6.0      ELECTRIC SERVICE................................................ 11

7.0      INSURANCE....................................................... 12

         7.1      PUBLIC LIABILITY INSURANCE............................. 12

         7.2      CASUALTY INSURANCE..................................... 12

         7.3      CERTIFICATE OF INSURANCE............................... 12

         7.4      LESSOR'S INSURANCE..................................... 13



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7.5      WAIVER OF SUBROGATION........................................... 13

7.6      WAIVER OF RIGHTS................................................ 13

8.0      ASSIGNMENT AND SUBLETTING....................................... 14

9.0      PARKING......................................................... 16

9.1      ON-SITE PARKING SPACES...........................................16

9.2      OFF-SITE PARKING SPACES..........................................16

9.3      ADDITIONAL RENT FOR PARKING SPACES...............................17

10.0     LATE PAYMENT OF RENT............................................ 17

11.0     LESSEE'S COVENANTS.............................................. 17

12.0     Intentionally Omitted............................................22

13.0     CASUALTY AND EMINENT DOMAIN..................................... 22

         13.1     SUBSTANTIAL TAKING..................................... 22

         13.2     PARTIAL TAKING......................................... 23

         13.3     AWARDS................................................. 23

         13.4     SUBSTANTIAL CASUALTY................................... 23

         13.5     REPAIR AND RESTORATION................................. 23

         13.6     CASUALTY DURING LAST 18 MONTHS......................... 24

14.0     DEFAULTS; EVENTS OF DEFAULT; REMEDIES........................... 25

         14.1     DEFAULTS; EVENTS OF DEFAULT............................ 25

         14.2     TERMINATION............................................ 26

         14.3     SURVIVAL OF COVENANTS.................................. 26

         14.4     DAMAGES................................................ 26

         14.5     RIGHT TO RELET......................................... 27

         14.6     RIGHT TO EQUITABLE RELIEF.............................. 27

         14.7     RIGHT TO SELF HELP..................................... 28

         14.8     FURTHER REMEDIES....................................... 28

15.0     REAL ESTATE BROKER.............................................. 28

16.0     NOTICES......................................................... 28

17.0     NO WAIVERS...................................................... 29

18.0     SERVICES PROVIDED BY LESSOR..................................... 29

19.0     GROUND LEASES; MORTGAGES........................................ 30

         19.1     RIGHTS OF GROUND LESSORS AND MORTGAGEES................ 30

         19.2     LEASE SUBORDINATE...................................... 30



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20.0     NOTICE OF LEASE; ESTOPPEL CERTIFICATES.......................... 30

21.0     HOLDING OVER.................................................... 31

22.0     FORCE MAJEURE................................................... 31

23.0     ENTIRE AGREEMENT................................................ 31

24.0     SECURITY DEPOSIT................................................ 31

25.0     SATELLITE DISH...................................................32

26.0     EXISTING LEASE.................................................. 33

27.0     SUCCESSORS AND ASSIGNS.......................................... 33

28.0     APPLICABLE LAW, SEVERABILITY AND CONSTRUCTION................... 33

29.0     AUTHORITY....................................................... 33



EXHIBIT A:  Plan of the Premises

EXHIBIT B:  Plan of the Land

EXHIBIT C:  Items Designated for Removal

EXHIBIT D:  Lessor's Services

EXHIBIT E:  Lessee's Services

EXHIBIT F  Copy of Lessor's Certificate of Title

EXHIBIT G:  Location of Off Site Parking Spaces

EXHIBIT H:  Tenant Standards

                            LEASE EXTENSION AGREEMENT

Dated December 1, 2000

         This lease extension agreement (hereinafter this "Lease") is made between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a Massachusetts educational corporation with an office at Suite 200, 238 Main Street Cambridge, MA 02142 ("Lessor") and MILLENNIUM PHARMACEUTICALS, INC., a Delaware corporation with it principal office at 75 Sidney Street, Cambridge, MA 02142 ("Lessee").

         WHEREAS, Lessor and Lessee are the parties to an existing lease agreement of the Premises (as defined below) dated August 26, 1993 which has been previously amended by a number of amendments (said lease agreement as so amended is hereafter referred to as the "Existing Lease"), and

         WHEREAS, the Existing Lease is scheduled to expire on December 31, 2003, subject to the right of the Lessee to extend the term for two additional periods of five years each on terms and conditions set forth therein, and

         WHEREAS, Lessor and Lessee have agreed to extend the term of the Existing Lease for an additional term of five years and preserve a further five year extension option on the terms and conditions set forth below; and

         WHEREAS, the terms and conditions set forth below are intended to vary and supersede the provisions of Existing Lease with respect to the Term of this Lease as described in Section 2.0 below and to incorporate certain provisions of the amendments to the Existing Lease into a single document to govern the relationship of the parties during such Term,

NOW THEREFORE, the parties hereby agree as follows:

1.0      PARTIES AND PREMISES.

         1.1 PARTIES AND PREMISES. MASSACHUSETTS INSTITUTE OF TECHNOLOGY ("Lessor") hereby LEASES unto MILLENNIUM PHARMACEUTICALS, INC. ("Lessee"), the following premises:

                           Approximately 159,995 square feet of rentable area consisting of the entire first, second, third and fifth floors and the eastern portion of the fourth floor, shown as the cross-hatched area on EXHIBIT A attached hereto (the "Premises"), in the building known as and numbered 640 Memorial Drive,


                                      -1-


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                           Cambridge, Massachusetts, containing a total of
                           182,124 rentable square feet (the "Building"), which is located on the parcel of land shown on EXHIBIT B attached hereto (the "Land"),

                  together with the benefit of, and subject to (as the case may be) all rights, easements, covenants, conditions, encumbrances, encroachments and restrictions of record as of the date of this Lease, which matters are set forth on the copy of Lessor's Certificate of Title to the Land attached hereto as EXHIBIT F (the "Permitted Encumbrances"), which Permitted Encumbrances shall not materially affect Lessee's use or occupancy of the Premises for the "Permitted Uses" hereunder (as defined in Section 4.0 below). Lessor shall have the right, without the necessity of obtaining Lessee's consent thereto or joinder therein, to grant, permit, or enter into during the term of this Lease such additional rights, easements, covenants, conditions, encumbrances, encroachments and restrictions with respect to the Land as Lessor may deem appropriate, PROVIDED THAT no such rights, easements, covenants, conditions, encumbrances, encroachments or restrictions shall materially affect Lessee's use of the Premises for the "Permitted Uses" (as defined in Section 4.0 below).

                  Lessor hereby reserves the right to maintain, use, repair and replace pipes, ducts, wires, meters and any other equipment, machinery, apparatus and fixtures located within the Premises and serving other parts of the Building. Lessee, its employees and invitees shall have access to the Premises at all times, subject to the provisions of Section 11.0(h) below.

         1.2 BASEMENT SPACE. Lessee hereby leases 21,027 square feet in the basement of the Building, (the "Basement Space"). Lessee shall pay on account of the Basement Space "Basement Rent" in the amount of $18.00 per square foot per Lease Year, such amount to be paid in advance in equal monthly installments in the same manner and at the same times as "Basic Rent" (as defined in Section 3.1 below). Except as otherwise expressly stated in this Lease, the Basement Space shall be deemed to be part of the Premises for all purposes of this Lease, and all rights and obligations of the parties hereunder with respect to the Premises shall apply equally to the Basement Space. Notwithstanding the foregoing, (i) the area of the Basement Space shall not be included (a) in the rentable area of the Premises for determining "Lessee's Share" pursuant to Section
                  5.1 below, or (b) in determining the number of parking spaces to which Lessee is entitled under Section 9.0 below; (ii) the Basement Space shall not be included in the Premises for purposes of Section 13.0 below.

                  The Basement Space shall be used solely for an animal storage facility and for general storage by Lessee, and for no other use. Lessor makes no representation or warranty of any type concerning the permissibility of such use under applicable Legal Requirements or the suitability of the Basement Space for such use. In addition to, but not in limitation of, the provisions of the Lease relating to Lessee's


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                  use of the Premises, Lessee hereby agrees to comply with all
                  Legal Requirements applicable to Lessee's use of the Basement Space and not to permit the emission of any objectionable noise or odors from the Basement Space.

                  No animals, animal waste, food or supplies relating to the animals maintained from time to time in the Basement Space shall be transported within the Building except as provided in this Paragraph. Use of the freight elevator for the transportation of animals, animal waste, food or supplies between the Basement Space and Lessee's Premises on the upper floors of the Building, shall be conducted in a manner which does not unreasonably interfere with the use of the elevator by any other tenants of the Building. All deliveries of animals to Lessee at the Building shall occur after Building operating hours. At all times that animals are transported on the Land or within the Building, they shall be transported in an appropriate cage or other container. At no time shall any animals, animal waste, food or supplies relating to the animals be brought into, transported through, or delivered to the lobby of the Building.

                  Notwithstanding anything to the contrary elsewhere in this Lease, Lessor is not providing any services to the Basement Space. Lessee shall make its own arrangements for the cleaning of such space as well as the provision of electricity, water, gas, HVAC and any other utility or service. Electricity, water and gas consumption in the Basement Space shall be separately metered. Lessee shall pay all charges therefor directly to the company which provides such service.

         1.3 COMMON AREAS. Lessor also grants to Lessee, and Lessee's invitees, the right, in common with others entitled thereto, to use for the purposes for which they were designed, the common facilities of the Building, including but not limited to, all entrances, hallways, elevator foyers, air shafts, elevator shafts and elevators, stairwells and stairs, restrooms, passenger elevators, freight elevator, loading bays, conference center and the "On-Site Parking Area" (as defined in Section 9.0 below) (collectively, the "Common Areas"). Landlord hereby reserves the right to close the cafeteria in the Building at any time that Lessor, in its sole discretion, determines that there is insufficient usage of the cafeteria to justify its continued operation.

         1.4 RIGHT OF FIRST OFFER. In the event that at any time during the Term Lessor commences to market for lease any space on the fourth floor of the Building which is not part of the Premises as shown on EXHIBIT A attached hereto, Lessor shall notify Lessee. Lessor's notice hereunder shall contain Lessor's good faith determination of Fair Market Rent. Provided that (i) an "Event of Default" (as defined in Section 14.1 below) is not continuing as of the day on which Lessor gives such notice, and (ii) the Lessee named herein or a Lessee Affiliate (as defined in Section 8.0(i)) is then actually occupying sixty percent (60%) of the entire Premises, Lessee shall have the right (the "Right of First Offer") to lease the portion of the fourth floor set forth in Lessor's notice for a term commencing on the date on which Lessor delivers possession thereof to Lessee, and ending on the last day of the Term, by giving written notice of exercise to Lessor within twenty
                  (20) days of receipt of Lessor's notice; provided that, if at any time during the first year after Lessee takes occupancy of the space described in Lessor's notice, Lessee or a Lessee Affiliate is not actually occupying such space in its entirety, then if Lessor so elects, this Lease shall be deemed to be amended as of the date on which Lessor sends notice thereof to Lessee so as to delete such space from the Premises for purposes of this Lease (with a commensurate adjustment in Rent and Lessee's Share) for the remainder of the Term.

                  If Lessee exercises its right under this Section 1.4 to lease such space, then such space shall become subject to all of the terms of this Lease EXCEPT that Basic Rent therefor shall be due and payable in an amount equal to the "Fair Market Rent" therefor as of the date on which Lessor reasonably anticipates delivering possession of the space to Lessee. "Fair Market Rent" shall be determined in the manner provided in Section
                  3.2 of this Lease for the Extension Term; provided that unless Lessee's notice of acceptance elects to determine Fair Market Rent by appraisal as set forth in Section 3.2, Lessee shall be deemed to have agreed to Lessor's good faith determination of Fair Market Rent as set forth in Lessor's notice. In the event that Lessee, for any reason whatsoever, fails to give such notice to Lessor within such 20-day period, Lessee shall be deemed to have waived its rights under this Section 1.4 with respect to the space described in Lessor's notice for the remainder of the Term.

                  Any space which is subjected to the terms of this Lease pursuant to this Section 1.4 shall be delivered broom clean but otherwise in the condition in which it is redelivered to Lessor. Lessor shall have no obligation to perform any preparatory work in such space in anticipation of Lessee's use thereof or to provide any allowance to Lessee towards the preparation thereof. All work performed by Lessee in such space shall be subject to the provisions of Section 11.0(f) below. Basic Rent shall be due and payable on account of such space commencing on the day on which Lessor delivers possession thereof to Lessee.

                  Lessor shall use reasonable diligence to regain possession of any space with respect to which Lessee has exercised the Right of First Offer herein contained, but Lessor shall not be responsible for any delay by any occupant in vacating such space. Effective upon the date on which Lessor delivers possession to Lessee of any space which is subjected to the terms of this Lease pursuant to this Section 1.4, such space shall be deemed to be part of the Premises for all purposes of this Lease except that Basic Rent therefor shall be computed as hereinabove provided, and "Lessee's Share" (as defined in Section 5.1 below) shall be appropriately modified.

                  The extension or renewal of the lease of an initial occupant of space on the fourth floor of the Building shall serve to defer Lessee's Right of First Offer with respect to such space.

2.0.     TERM.

         2.1. COMMENCEMENT DATE. The initial term of this lease (the "Initial Term") shall commence January 1, 2004 (the "Commencement Date") and expire on the day immediately preceding the fifth (5th) anniversary thereof, unless sooner terminated as hereinafter provided. For purposes of this Lease, the phrase "Term" shall mean collectively (a) the Initial Term, and (b) if Lessee duly exercises the "Extension Option", the "Extension Term" (as these phrases are defined in Section 2.2 below).

         2.2. EXTENSION OPTION. Provided that both (i) an "Event of Default" (as defined in Section 14.1 below) is not outstanding on the day on which Lessee purports to exercise the Extension
               Option or prior to the first day of the Extension Term, and (ii) the Lessee named herein and any Lessee Affiliates (as defined in Section 8.0(i)) are actually occupying at least 60% of the Rentable Area of the Premises as of each of said dates, Lessee shall have the option ("Extension Option") to extend the Term of this Lease for one additional period of five (5) Lease Years (the "Extension Term"), unless sooner terminated as hereinafter provided, subject to all the terms of this Lease except for the change in Basic Rent as provided in Section 3.1 of this Lease. Lessee may exercise the Extension Option by giving written notice of exercise to Lessor not earlier than fifteen
               (15) months prior to, nor later than twelve (12) months prior to, the last day of the Initial Term. If Lessee fails to give such notice to Lessor within such time, Lessee shall be deemed to have waived the right to exercise the Extension Option.

3.0      RENT.

         3.1 PAYMENT OF RENT Lessee shall pay Lessor, without offset or deduction and without previous demand therefor, as items constituting rent (collectively, "Rent"):

                  (a) Basic Rent, at the following rates, in equal monthly installments, in advance, commencing on the Commencement Date and continuing thereafter on the first day of each calendar month or portion thereof during the Term:

                         (i) For the Initial Term Basic Rent shall be determined as follows. First, the parties shall determine the Fair Market Rent for the Premises in the manner set forth in Section 3.2; provided that, solely for the purpose of determining Basic Rent for the Initial Term under this subparagraph (i), such amount shall not exceed $45.00 per square foot or be less than $39.00 per square foot. Basic Rent for the Initial Term shall be 93% of the amount so determined increased by $.63 per rentable square foot. For example, if Fair Market Rent for the Initial Term is determined to be $40 per square foot, Basic Rent will be ($40 x .93) +$.63 = $37.83 per square foot.

                         (ii) During the Extension Term, an amount equal to ninety three percent (93%) of the Fair Market Rent of the Premises as of the first day of the Extension Term, but in no event less than the Basic Rent payable by Lessee hereunder for the last Lease Year preceding the commencement of such Extension Term.

                         As used in this Lease, "Lease Year" means the twelve
                         (12) month period commencing on the Commencement Date, or a successive twelve (12) month period included in the Term commencing on an anniversary of that day, but if the expiration of the Term or the earlier termination of the Lease does not coincide with the termination of such a twelve (12) month period, the term "Lease Year" shall mean the portion of such twelve
                         (12) month period before such expiration or termination.

                    (b) All Basement Rent and other costs, charges, or expenses which Lessee in this Lease agrees to pay, or which Lessor pays or incurs as the result of a default by Lessee hereunder, including any penalty or interest which may be added for nonpayment or late payment thereof as provided in this Lease (collectively, "Additional Rent"). All recurring payments of Additional Rent, such as payment on account of Basement Rent, "Taxes" and "Operating Expenses" (as these terms are hereinafter defined), shall be due and payable on the same day on which Basic Rent is due. Unless otherwise specifically provided in this Lease, all non-recurring items constituting Additional Rent shall be due and payable within ten (10) days after written demand therefor by Lessor.

                  Basic Rent and Additional Rent shall be PRO-RATED for partial months occurring at the beginning or the end of the Term.

                  All payments shall be made to Lessor or such agent, and at such place, as Lessor shall, from time to time, in writing designate, the following being now so designated:

                                            Meredith & Grew, Inc.
                                            160 Federal Street
                                            Boston, MA 02110-1701
                                            Attention: John Sullivan

         3.2 DETERMINATION OF FAIR MARKET RENT. As used in this Lease, "Fair Market Rent" means the effective fair market rent for the Premises or space being leased by Lessee pursuant to
                  Section 1.4 above, as the case may be, in its "as is" condition, including those portions of "Lessee's Work" (as defined below) and "Alterations" (as defined in Section 11.0(f) below) which Lessee is not permitted or required hereunder to remove at the expiration or earlier termination of this Lease, but exclusive of the Basement Space, as of the day with respect to which such determination is being made, for a term of five (5) years (or, in connection with Section 1.4 above, for a term equal to the then-remaining Term of this Lease or five (5) years, as the case may be). Fair Market Rent shall be based upon the rents generally in effect for similar premises for research laboratory/research and development uses in similar buildings in the Cambridge, Massachusetts area in which the Premises is located, adjusted to a "net" lease basis. As used herein the term "Lessee's Work" shall mean all improvements, alterations and additions made to the Premises by Lessee as part of the initial preparation thereof for Lessee's occupancy

                  Not earlier than July 1, 2002 or later than October 1, 2002 Lessor shall provide to Lessee Lessor's good faith determination of Fair Market Rent. If Lessor and Lessee are unable to agree on the Fair Market Rent within twenty (20) days thereafter, then Lessor and Lessee shall, not later than sixty (60) days after Lessor receives Lessee's notice of exercise, each retain a real estate professional with at least ten (10) years' continuous experience in the business of appraising or marketing commercial real estate in the Cambridge, Massachusetts vicinity, who shall, within thirty
                  (30) days of his or her selection, prepare a written report summarizing his or her conclusion as to Fair Market Rent. Lessor and Lessee shall simultaneously exchange such reports; PROVIDED, HOWEVER, that if one party has not obtained such a report within one hundred (100) days after Lessor receives Lessee's notice of exercise, then the determination set forth in the other party's report shall be final and binding upon the parties. If both parties receive reports within such time and the lesser of the two determinations is within ten (10%) percent of the higher determination, then the average of these determinations shall be deemed to be Fair Market Rent. If these determinations differ by more than ten (10%) percent, then Lessor and Lessee shall mutually select a person with the qualifications stated above (the "Final Professional") to resolve the dispute as to Fair Market Rent. If Lessor and Lessee cannot agree upon the designation of the Final Professional within thirty (30) days of the exchange of the first valuation reports, either party may apply to the American Arbitration Association, the Greater Boston Real Estate Board, or any successor thereto for the designation of a Final Professional. Within ten (10) days of the selection of the Final Professional, Lessor and Lessee shall each submit to the Final Professional a copy of their respective real estate professional's determination of Fair Market Rent. The Final Professional shall not perform his or her own valuation but rather shall, within thirty (30) days after such submissions, select the submission which is closest to the determination of Fair Market Rent which the Final Professional would have made acting alone. The Final Professional shall give notice of his or her selection to Lessor and Lessee and such decision shall be final and binding upon Lessor and Lessee. Each party shall pay the fees and expenses of its real estate professional and counsel, if any, in connection with any proceeding under this paragraph, and the losing party shall pay the fees and expenses of the Final Professional.

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                  If Lessee exercises its Extension Option hereunder, Fair
                  Market Rent shall be determined in the manner just described except that (i) Lessor shall provide to Lessee Lessor's good faith determination of Fair Market Rent within twenty (20) days after Lessor receives Lessee's notice of exercise of the Extension Option; and (ii) if Lessor and Lessee are unable to agree on the Fair Market Rent within twenty (20) days thereafter, then Lessee may, within ten (10) days after the expiration of such twenty (20) day period, elect either to withdraw its notice of exercise, in which event its right to extend the Term shall terminate, or to request that the Fair Market Rent be determined by appraisal. The sixty (60) day period within which the parties must each select a real estate professional to determine the Fair Market Rent for the Premises shall commence upon the expiration of the ten (10) day period during which Lessee may elect to withdraw its notice of exercise.

4.0 PERMITTED USES. The premises shall be occupied continuously by Lessee and used for the following purposes (the "Permitted Uses") only and for no other:

                  To the extent permitted as a matter of right under the Zoning Ordinance of the City of Cambridge, as amended from time to time: laboratory, research and development, light manufacturing (including a pilot plant but only if Lessor determines, in its sole discretion, that such facility does not constitute a use which is not compatible with the uses being made by other lessees of the Building or which is unduly hazardous in comparison to such other uses), and office uses.

5.0      TAXES; OPERATING EXPENSES

         5.1 TAXES. Lessee shall pay as Additional Rent its pro rata share ("Lessee's Share") of all taxes, special or general assessments, water rents, rates and charges, sewer rents and other impositions and charges imposed by governmental authorities of every kind and nature whatsoever, extraordinary as well as ordinary and each and every installment thereof which shall or may during the Term become due and payable or become liens upon or for or with respect to the Land or any part thereof and the Building or the Premises, or appurtenances or equipment owned by Lessor thereon or therein or any part thereof, or on this Lease, and any tax based on a percentage fraction or capitalized value of the Rent (whether in lieu of or in addition to the taxes hereinbefore described) (collectively, "Taxes"). Taxes shall not include inheritance, estate, excise, succession, transfer, gift, franchise, income, gross receipt, or profit taxes except to the extent such are in lieu of or in substitution for Taxes as now imposed on the Building, the Land, the Premises or this Lease. "Lessee's Share" shall be computed on the basis of a fraction whose numerator is the number of rentable square feet in the Premises (exclusive of the Basement Space) and whose denominator is the total number of rentable square feet in the Building. As of the date hereof, Lessee's Share is 87.85%.

         5.2 OPERATING EXPENSES. Lessee shall pay as Additional Rent Lessee's Share of all reasonable expenses, costs, and disbursements of every kind and nature (collectively, "Operating Expenses") which Lessor shall pay or become obligated to pay in connection with the ownership, operation and maintenance of the Building or the Land, including all facilities in operation on the Commencement Date and such additional facilities in subsequent years as may be determined by Lessor to be necessary or beneficial for the operation of the Building or the Land or the provision of services to lessees, including, but not limited to:

                  (a) all salaries, wages, fringe benefits, payroll taxes and worker's compensation insurance premiums related thereto of and for employees engaged in the operation of the Building and the Land (with respect to employees who are engaged in the operation of other properties as well as the Building and the Land, these amounts shall be pro-rated on the basis of the relative amount of time spent by such employees on the various properties);

                  (b) painting, repairs, maintenance and cleaning of all Common Areas;

                  (c) utilities (including, without limitation, electricity, water, sewer and gas) for all interior Common Areas and lighting of exterior areas and the "On-Site Parking Area" (as defined in Section 9.0 below);

                  (d) maintenance and repair of the Building heating and cooling systems, the plumbing systems, the fire detection and suppression systems, the electrical system and the elevators;

                  (e)      all maintenance, janitorial, and service agreements;

                  (f) all insurance, including the cost of casualty and liability insurance applicable to the On-Site Parking Area, the Land, the Building and Lessor's personal property used in connection therewith, including the amount of any reasonable deductible payable by Lessor in making repairs and restoration after a casualty;

                  (g) maintenance of landscaped areas and paved areas, and snow removal;

                  (h)      maintenance of the Building security system;

                  (i) management fees and the fair market value of office space for the manager of the Building for an office not to exceed 500 square feet of usable area (but if such office is used to manage properties other than the Land and Building, such fair market rent shall be pro-rated on a square footage basis among such various properties);

                  (j) capital items which reduce Operating Expenses associated with the item which is the subject of such expenditure, or which upgrade services or which are at any time required by a governmental authority or required by the provisions of any insurance policy which is first adopted or first becomes applicable to the Premises, the Building or the Land after the date of this Lease, amortized over the reasonable life of the capital items on a straight line basis with the reasonable life being determined by Lessor in accordance with generally accepted accounting principles;

                  (k) reasonable expenses incurred in pursuing an application for an abatement of Taxes pursuant to
                           Section 5.4 below to the extent not deducted from the abatement, if any, received;

                  (l) legal (excluding legal fees with respect to lease negotiations and enforcement of lease terms against lessees), accounting and other professional fees and disbursements (excluding leasing commissions);

                  (m) all costs and expenses incurred by Lessor in connection with the operation of the cafeteria in the Building; PROVIDED, HOWEVER, that notwithstanding anything to the contrary contained in this Lease, (i) all subsidies or other amounts payable by Lessor to the cafeteria operator, (ii) the cost of all services which are separately invoiced to Lessor for the cafeteria (e.g., cleaning), and (iii) the cost to Lessor of supplying to the cafeteria separately metered utilities shall be allocated 100% among the occupants of the Building at the time that these costs and expenses are incurred and no portion of these costs and expenses shall be borne by Lessor (Lessor hereby agreeing that any surplus received by Lessor from the operation of the cafeteria shall be applied by Lessor to reduce Operating Expenses); and

                  (n) services to be provided by Lessor as set forth on EXHIBIT D attached.

                  In the event that the average occupancy rate for the Building is less than ninety-five (95%) percent for any fiscal year, then for purposes of calculating Operating Expenses, the Operating Expenses for such fiscal year shall be increased by the additional costs and expenses that Lessor reasonably estimates would have been incurred if the average occupancy rate had been ninety-five (95%) percent for such fiscal year. It is not the intent of this provision to permit Lessor to charge Lessee for any Operating Expenses attributable to unoccupied space, or to seek reimbursement from Lessee for costs Lessor never incurred. Rather, the intent of this provision is to allow Lessor to recover only those increases in Operating Expenses properly attributable to occupied space in the Building and this provision is designed to calculate the actual cost of providing a variable Operating Expense service to the portions of the Building receiving such service. This "gross-up" treatment shall be applied only with respect to variable Operating Expenses arising from services provided to leased space in the Building in order to allocate equitably such variable Operating Expenses to the lessees of the Building.

         5.3 PAYMENT OF TAXES AND OPERATING EXPENSES. Within a reasonable time (not to exceed ninety (90) days after the Commencement Date, and thereafter within a reasonable time (not to exceed ninety (90) days) after the end of each fiscal year (or portion thereof) included in the Term, Lessor shall deliver to Lessee (i) a statement of actual Operating Expenses and Taxes for the fiscal year just ended, together with reasonable supporting documentation therefor, and (ii) a budget of Operating Expenses and Taxes for the then-current fiscal year based on the actual Operating Expenses and Taxes for the preceding year and reasonably projected increases or decreases reasonably anticipated by Lessor. Commencing on the first day of the first calendar month after the delivery to Lessee of such budget, Lessee shall pay to Lessor, as Additional Rent, on account of its share of anticipated Operating Expenses and Taxes for the then-current year, 1/12th of the total annualized amount of Lessee's Share of Operating Expenses and Taxes. Lessor reserves the right to revise the budget during any fiscal year to cause it to more accurately reflect the actual Taxes or Operating Expenses being paid or incurred by Lessor, and upon any such revision the parties shall make adjustments in the same time and manner as hereinafter provided for fiscal year-end adjustments. Upon delivery to Lessee of the statement of actual Operating Expenses and Taxes for the preceding fiscal year, Lessor shall adjust Lessee's account accordingly. If the total amount paid by Lessee on account of the preceding fiscal year is less than the amount due hereunder, Lessee shall pay the balance due within twenty (20) days after delivery by Lessor of such statement. If the total amount paid by Lessee on account of the preceding fiscal year exceeds the amount due hereunder, such excess shall be credited by Lessor against the monthly installments of Additional Rent next falling due or refunded to Lessee upon the expiration or termination of this Lease (unless such expiration or termination is the result of an "Event of Default" (as defined in Section 14.1 below), in which case Lessor shall credit such amount against any amount due from Lessee by reason of such termination). Lessor's current fiscal year is July 1 - June 30, but Lessor reserves the right to change the fiscal year at any time during the Term.

                  Lessee shall have the right, upon written notice given to Lessor, at Lessee's sole cost and expense to review Lessor's books and records relating to the Operating Expenses and Taxes for the Building and the Land for the prior fiscal year during normal business hours at the office where these records are maintained.

         5.4 ABATEMENT OF TAXES. Lessor may at any time and from time to time make application to the appropriate governmental authority for an abatement of Taxes. If (i) such an application is successful and (ii) Lessee has made any payment in respect of Taxes pursuant to this Section 5 for the period with respect to which the abatement was granted, Lessor shall
                  (a) deduct from the amount of the abatement all third-party expenses incurred by it in connection with the application,
                  (b) pay to Lessee Lessee's Share (adjusted for any period for which Lessee had made a partial payment) of the abatement, with interest, if any, paid by the governmental authority on such abatement, and (c) retain the balance, if any.

6.0 ELECTRIC SERVICE. Lessee shall make its own arrangements for the provision of electricity to the Premises, and shall pay when due all charges therefor directly to the company which provides such electrical service.

7.0      INSURANCE

         7.1 PUBLIC LIABILITY INSURANCE. Lessee shall take out and maintain in force throughout the Term (and for so long thereafter as Lessee remains in occupancy) comprehensive public liability insurance naming Lessor and persons claiming by, through or under Lessor as additional insureds, against all claims and demands for any injury to persons or property which may be claimed to have occurred on the Premises, the Building, the Land or on the ways adjoining the Land, in an amount which at the beginning of the Term shall not be less than $1,000,000 for personal injury or death or property damage per occurrence, and $5,000,000 in the aggregate for personal injury or death or property damage, or such higher amounts as Lessor thereafter determines to be consistent with sound commercial practice in Cambridge. Such policy shall also include contractual liability coverage covering Lessee's liability assumed under this Lease.

         7.2 CASUALTY INSURANCE. Lessee shall take out and maintain throughout the Lease Term a policy of fire, vandalism, malicious mischief, extended coverage and so-called all risk coverage insurance insuring (i) all items or components of "Lessee's Work" which Lessee is by this Lease either entitled to or required to remove upon the expiration or earlier termination of this Lease (as identified and described in EXHIBIT C) or "Alterations" (as defined in Section 11.0(f) below) which Lessee is by this Lease either entitled to or required to remove upon the expiration or earlier termination of this Lease, and (ii) "Lessee's Property" (as defined in Section 11.0(i) below) for the benefit of Lessee in an amount equal to the replacement value thereof. Lessor shall be named as a certificate holder on such policy. Lessor shall, at Lessee's cost and expense, cooperate fully with Lessee and execute any and all consents and other instruments and take all other actions necessary to obtain the largest possible recovery. Lessor shall not carry any insurance concurrent in coverage and contributing in the event of loss with any insurance required to be furnished by Lessee hereunder if the effect of such separate insurance would be to reduce the protection or the payment to be made under Lessee's insurance.

         7.3      CERTIFICATE OF INSURANCE. The insurance required by Sections
                  7.1 and 7.2 above shall be placed with insurers reasonably satisfactory to Lessor and authorized to do business in Massachusetts. Such insurance shall provide that it shall not be amended or canceled with respect to the additional insureds or certificate holders without thirty (30) days' prior written notice to each of them. Lessee shall furnish to Lessor certificates of insurance for all insurance required to be maintained by Lessee under this Lease, together with evidence satisfactory to Lessor of the payment of all premiums for such policies. Lessee, at Lessor's request, shall also deliver such certificates and evidence of payment of premiums to the holder of any mortgage affecting the Land and Building.

         7.4 LESSOR'S INSURANCE. Lessor shall take out and maintain in force throughout the Term, in a company or companies authorized to do business in Massachusetts, casualty insurance on the Building (exclusive of "Lessee's Property" and all items or components of "Lessee's Work" which Lessee is by this Lease either entitled to or required to remove upon the expiration or earlier termination of this Lease or "Alterations" which Lessee is by this Lease either entitled to or required to remove upon the expiration or earlier termination of this Lease, as to which Lessee is required to maintain insurance pursuant to Section 7.2 above) in an amount equal to the full replacement value of the Building (exclusive of foundations and those items set forth in the preceding parenthetical in this sentence), covering all risks of direct physical loss or damage and so-called "extended coverage" risks. This insurance may be maintained in the form of a blanket policy covering the Building as well as other properties owned by Lessor. Notwithstanding the foregoing provisions of this Section 7.4, Lessor shall have the right, at any time during the Term, to self-insure all or any portion of the coverages required by this Section.

         7.5 WAIVER OF SUBROGATION. To the extent to which a waiver of subrogation clause is available, Lessor and Lessee shall obtain a provision in all insurance policies carried by such party covering the Premises, including but not limited to contents, fire and casualty insurance, expressly waiving any right on the part of the insurer against the other party. If extra cost is chargeable for such provision, then Lessee shall pay such extra charge. Notwithstanding the foregoing, with respect to such portion of the Term during which Lessor elects to self-insure under Section 7.4 above, then for purposes of this Section 7.5, Lessor shall be deemed to have maintained fire and all-risk coverage in an amount equal to one hundred (100%) percent of the insurable value of the Building (subject to the exceptions and exclusions set forth in Section 7.4 above) with a waiver of subrogation clause contained therein.

         7.6 WAIVER OF RIGHTS. All claims, causes of action and rights of recovery for any damage to or destruction of persons, property or business which shall occur on or about the Premises, the Building or the Land, which result from any of the perils insured under any and all policies of insurance maintained by Lessor or Lessee, are waived by each party as against the other party, and the officers, directors, employees, contractors, servants and agents thereof, regardless of cause, including the negligence of the other party and its respective officers, directors, employees, contractors, servants and agents, but only to the extent of recovery, if any, under such policy or policies of insurance; PROVIDED, HOWEVER, that (i) this waiver shall be null and void to the extent that any such insurance shall be invalidated by reason of this waiver, and
                  (ii) with respect to such portion of the Term during which Lessor elects to self-insure under Section 7.4 above, then for purposes of this Section 7.6, Lessor shall be deemed to have maintained fire and all-risk coverage in an amount equal to one hundred (100%) percent of the insurable value of the Building (subject to the exceptions and exclusions set forth in Section 7.4 above).

8.0 ASSIGNMENT AND SUBLETTING. (a) Lessee shall not mortgage, pledge, hypothecate, grant a security interest in, or otherwise encumber this Lease or any sublease hereinafter entered into by Lessee, or assign this Lease, or sublease the Premises or any portion thereof (the term "sublease" shall be deemed to include any arrangement pursuant to which a third party is permitted by Lessee to occupy all or any portion of the Premises), without obtaining, on each occasion, the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. Lessee may only assign this Lease or sublease to persons or entities which will actually occupy the Premises or the portion thereof so subleased.

         (b) If Lessee wishes to assign this Lease or sublease all or any portion of the Premises, Lessee shall so notify Lessor in writing and request Lessor's consent thereto. Such notice shall include (i) the name of the proposed assignee or sublessee, (ii) a general description of the types of business conducted by the proposed assignee or sublessee and a reasonably detailed description of the business operations proposed to be conducted in the Premises by such person or entity, (iii) such financial information concerning Lessee and the proposed assignee or sublessee as Lessor may reasonably require (but such financial information shall not serve as the basis for a withholding of consent by Lessor), and (iv) all terms and provisions upon which such assignment or sublease is proposed to be made. Lessor shall have thirty (30) days from the day on which it receives Lessee's notice and such required information to give notice to Lessee that either (i) Lessor consents to such assignment or sublease, or (ii) Lessor reasonably withholds its consent to such assignment or sublease, in which case Lessor shall set forth the reasons therefor, or (iii) where applicable, Lessor is exercising its right of recapture pursuant to paragraph (e) below.

         (c) If Lessor consents to an assignment or sublease: (i) Lessee shall promptly deliver to Lessor a fully executed copy of said assignment or sublease, which shall be in the form previously submitted to Lessor for review; (ii) after any such assignment or sublease, Lessee shall remain primarily liable to Lessor hereunder (which liability shall be joint and several with the assignee or sublessee); and (iii) if the aggregate rent and other amounts payable to Lessee under or in connection with such assignment or sublease, after deduction of the costs reasonably incurred by Lessee in entering into such assignment or sublease (including, without limitation, reasonable attorneys' fees and expenses, brokerage commissions, and alteration costs amortized on a straight-line basis over the term of such sublease or, in the case of an assignment, over the remaining Term of this Lease), exceeds the Rent payable hereunder with respect to the portion of the Premises subject to such sublease (or, in the case of an assignment, the entire Premises) or if Lessee otherwise derives any net profit from such sublease or assignment, Lessee shall pay to Lessor, as Additional Rent, fifty percent (50%) of the entire amount of such excess or net profit immediately upon receipt thereof by Lessee. As used herein the phrase "the aggregate rent and other amounts payable to Lessee under or in connection with such assignment or sublease" shall include without limitation, payments received by Lessee for services such as glass-washing rendered by Lessee to such assignee or sublessee but only to the extent such payments exceed Lessee's actual costs for providing such services.

         (d) If Lessor reasonably withholds its consent to such assignment or sublease, Lessee shall not enter into the proposed assignment or sublease with such person or entity.

         (e) If Lessor elects, it shall have the right to consider Lessee's request for Lessor's consent to any assignment of the Lease, or a request for Lessor's consent to a sublease which either (i) has a proposed term (including extension options) of five years or more, or
         (ii) would cause more than fifty percent (50%) of the rentable area of the Premises (in the aggregate) to be subject to one or more subleases, as an offer to Lessor to release from this Lease that portion of the Premises which is proposed to be the subject of such sublease for the term of such proposed sublease or, in the case of a proposed assignment of this Lease, the entire Premises for the entire Lease Term. If Lessor accepts such offer, then (i) in the case of a proposed sublease, this Lease shall be deemed to be amended as of the proposed effective date of such sublease so as to delete the portion of the Premises which would have been subject thereto from the Premises for purposes of this Lease (with a commensurate adjustment in Rent and Lessee's Share) for the time period of what would have been the term of such sublease, or
         (ii) in the case of a proposed assignment, this Lease shall terminate as of the proposed effective date of such assignment as if such date was the last day of the Term.

         (f) Regardless of whether Lessor grants such consent, Lessee shall reimburse Lessor on demand, as Additional Rent, for all out of pocket costs and expenses (including, without limitation, attorneys' fees) reasonably incurred by Lessor in responding to a request for such consent, in an amount not to exceed $2,000.00 per request.

         (g) Lessee shall not be entitled to enter into any assignment or sublease, or to request Lessor's consent thereto, during the continuance of an Event of Default hereunder by Lessee.

         (h) Any assignment or sublease entered into pursuant to this Section
         8.0 shall be subject to all of the terms and provisions of this Lease, including without limitation this Section 8.0. If Lessee enters into any such assignment or sublease, Lessor may, at any time and from time to time after the occurrence of a default hereunder, collect rent from such assignee or sublessee, and apply the net amount collected against Lessee's obligations hereunder, but no such assignment or sublease or collection shall be deemed an acceptance by Lessor of such assignee or sublessee as a lessee hereunder or as a release of the original named Lessee hereunder.

         (i) In the event that Lessee desires to assign this Lease or to sublease the Premises (or any portion thereof) to any corporation, partnership, association or other business organization directly or indirectly controlling or controlled by Lessee or under common control with Lessee, or to any successor by merger, consolidation or purchase of all or substantially all of the assets of Lessee (each a "Lessee Affiliate"), Lessee shall give at least twenty (20) days' prior written notice thereof to Lessor (unless Lessee is prohibited by applicable laws, codes, rules or regulations, or by the terms of the operative merger agreement or purchase and sale agreement from providing notice to Lessor at such time, in which event such notice shall be provided to Lessor as soon as Lessee is no longer subject to such prohibition). No consent of Lessor shall be required for any such assignment or sublease. Any assignee or sublessee which claims an interest in this Lease pursuant to a transfer of the type described in this paragraph
         (i) shall be bound by all of the terms and conditions of this Lease. For the purpose of this Lease, the sale of Lessee's capital stock through any public exchange shall not be deemed an assignment or sublease of the Lease or of the Premises.

         (j) Notwithstanding anything contained in this Lease, Lessee shall not, either voluntarily or by operation of law, make any transfer of this Lease or the Premises (or any portion thereof) which results in Lessee (or anyone claiming by, through or under Lessee) collecting in connection with the Premises any rental or other charge based on the net income or on the profits of any person so as to render any part of the Rent due hereunder "unrelated business taxable income" of Lessor as described in Section 512 of the Internal Revenue Code of 1986, as amended, and any such transfer shall be void AB INITIO.

9.0      PARKING.

         9.1. ON-SITE PARKING SPACES. Lessee shall have the right to lease in the parking area on the Land (the "On-Site Parking Area") up to one and one-half (1.5) spaces per 1,000 square feet of rentable area in the Premises (the "On-Site Parking Spaces"). Lessee hereby agrees to lease two hundred seventy
                  (270) On-Site Parking Spaces effective on the Commencement Date. If Lessee leases any space pursuant to the Right of First Offer set forth in Section 1.4 above, then Lessee shall have the right to lease additional On-Site Parking Spaces at the ratio of 1.5 spaces per 1,000 square feet of rentable area so leased, by giving written notice of the number of spaces so desired at the time that Lessee exercises its Right of First Offer. Lessee shall have the right to decrease (but not, except as expressly provided in the next succeeding sentence, to increase) the number of On-Site Parking Spaces so leased (but in no event to lease more than the number of spaces set forth above) by giving written notice to Lessor not less than thirty (30) days prior to any 6-month anniversary of the Commencement Date, which notice shall be effective to reduce the number of On-Site Parking Spaces so leased effective upon such 6-month anniversary. Once Lessee has decreased the number of On-Site Parking Spaces leased by it, Lessee shall have the right thereafter, by giving written notice to Lessor, to request from time to time additional On-Site Parking Spaces (up to an aggregate maximum of 1.5 spaces per 1,000 square feet of rentable area in the Premises), and Lessor shall have up to six (6) months to provide such spaces to Lessee.

         9.2. OFF-SITE PARKING SPACES. In addition to the On-Site Parking Spaces, Lessor shall lease to Lessee an additional sixty
                  (60) parking spaces (collectively, the "Off-Site Parking Spaces") in a parking lot or lots in the vicinity of the Building as shown cross-hatched on EXHIBIT G attached. Lessor reserves the right to relocate all or any portion of the Off-Site Parking Spaces within the area shown on EXHIBIT G from time to time during the Term. Lessor shall use its best efforts to spread the Off-Site Parking Spaces over the fewest number of parking lots possible. Notwithstanding the foregoing, in the event that Lessor hereafter reduces the number of the properties shown on EXHIBIT G used for parking purposes, and consequently is unable to provide some or all of the Off-Site Parking Spaces on its own property, the named Lessor shall, upon request by Lessee, make reasonable efforts to lease all or a portion of such spaces from a third party, in which event the rent payable on account of such Off-Site Parking Spaces so leased shall be the amount paid by the named Lessor to such third party therefor, without markup.

         9.3 ADDITIONAL RENT FOR PARKING SPACES.Lessee shall pay for each parking space leased hereunder, as Additional Rent, in advance on the first calendar day of each month, an amount equal to the Fair Market Rent of such parking spaces, as determined annually. Fair Market Rent shall be determined in the manner provided in Section 3.2 above for the Initial Term except that if Lessor and Lessee are unable to agree on Fair Market Rent, it shall be determined by one real estate professional (rather than by two or three as provided in Section 3.2) who shall have the qualifications stated in said Section and shall be mutually acceptable to Lessor and Lessee.

10.0 LATE PAYMENT OF RENT. Lessee agrees that in the event that any payment of Basic Rent or Additional Rent shall remain unpaid at the close of business on the tenth business day after the same is due and payable hereunder (without reliance on any applicable grace period), such payment shall bear interest from the date the same was due at a rate equal to the "Prime Rate" as published from time to time in THE WALL STREET JOURNAL while such payment is overdue PLUS three (3%) percent, which shall be due and payable by Lessee as Additional Rent as compensation for Lessor's extra administrative costs in investigating the circumstances of late Rent. The assessment or collection of such a charge shall not be deemed to be a waiver by Lessor of any default by Lessee arising out of such failure to pay Rent when due.

11.0 LESSEE'S COVENANTS. Lessee covenants, at its sole cost and expense, during the Term and such further time as Lessee occupies any part of the Premises:

         (a) to pay when due the Basic Rent and all Additional Rent, and, if separately metered at any time during the Term, all charges for electricity and other utilities;

         (b) damage by fire or casualty and reasonable wear and tear only excepted, to keep the Premises (including window glass) in as good order, repair and condition as the same are in at the commencement of the Term, or may be put in thereafter;

         (c) not to injure, overload or deface the Premises or the Building, nor to suffer or commit any waste therein, nor to place a load upon any floor which exceeds the floor load which the floor was designed to carry, nor to connect any equipment or apparatus to any Building system (e.g., electrical, plumbing, mechanical) which exceeds the capacity of such system, nor to permit on the Premises any auction sale or any nuisance or the emission therefrom of any objectionable vibration, noise, or odor, nor to permit the use of the Premises for any purpose other than the Permitted Uses, nor any use thereof which is contrary to any laws, ordinances, codes, rules and regulations, or the provisions of any license, permit or other governmental consent or approval required for or applicable now or at any time during the Term to the Land, the Building or the Premises or Lessee's use therefor (collectively, "Legal Requirements"), or which is liable to invalidate or increase the premiums for any insurance on the Building or its contents, or liable to render necessary any alterations or additions to the Building;

         (d) not to obstruct in any manner any portion of the Building not hereby leased, or the sidewalks or approaches to the Building, or the On-Site Parking Area, or any hallways or Common Areas, and to conform to all reasonable rules now or hereafter made by Lessor for the care and use of the Building, its facilities and approaches;

         (e) to comply with all Legal Requirements and all recommendations of Lessor's fire insurance rating organization now or hereafter in effect, to keep the Premises equipped with all safety appliances, and to procure (and maintain in full force and effect) all licenses, permits and other governmental consents and approvals required by any Legal Requirement or by the provisions of any applicable insurance policy because of the use made of the Premises by Lessee (without hereby intending to vary the provisions of Section 4.0 above), and, if requested by Lessor, to make all repairs, alterations, replacements or additions so required in and to the Premises;

         (f) not to make any alterations, renovations, improvements and/or additions to the Premises (collectively, "Alterations") without on each occasion obtaining the prior written consent of Lessor, which consent may be withheld by Lessor in its reasonable discretion taking into account the effect of such proposed Alterations on the structural integrity of the Building, whether such proposed Alterations would be detrimental to or incompatible with the Building systems, and the effect of such proposed Alterations on the external appearance of the Building (except that no such prior written consent of Lessor shall be required for Alterations which (i) shall not exceed $50,000 in each instance, and (ii) do not affect the structural integrity of the Building, and (iii) are not detrimental to or incompatible with the Building systems, and (iv) do not affect the exterior appearance of the Building, PROVIDED that in each such case (x) Lessee shall still provide advance notice to Lessor of the intended Alterations, and
                  (y) such Alterations shall be subject to all of the provisions of this paragraph (f) other than the requirement of Lessor's prior consent), or to make any holes in any part of the Building or paint or place any signs, awnings, or the like, visible from outside of the Premises. Prior to commencing any Alterations, Lessee shall: secure all necessary licenses, permits and other governmental consents and approvals; obtain the written approval of Lessor as to the plans and specifications for such work (where such approval is required under this paragraph (f)); obtain the written approval of Lessor as to the general contractor (or as to each trade contractor if there is no general contractor); cause each contractor and subcontractor to carry worker's compensation insurance in statutory amounts covering all of the contractor's and subcontractor's employees; and cause each general contractor (or each trade contractor if there is no general contractor) and subcontractor to carry comprehensive public liability insurance in amounts reasonably satisfactory to Lessor (such insurance to be written by companies reasonably satisfactory to Lessor and insuring Lessee and Lessor as well as the contractors and subcontractors). All Alterations shall be consistent with the ""Tenant Standards" set forth on EXHIBIT H attached hereto and shall be of a quality equal to or better than that set forth therein. All Alterations (other than Lessee's removable personal property and trade fixtures) and all "Lessee's Work" shall remain part of the Premises and shall not be removed upon the expiration or earlier termination of the Term EXCEPT for those items which Lessor designates for removal in a notice given to Lessee either (a) at the time that Lessee requests Lessor's approval of such Alteration (if such approval is required hereunder) or (b) within ten (10) days after Lessee notifies Lessor of its intent to make such Alteration (where Lessor's prior approval is not required hereunder). Lessee shall pay promptly when due the entire cost of such work. Lessee shall not cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Land or the Building, and shall discharge or bond any such liens which may be filed or recorded against the Premises within fifteen (15) days after the filing or recording thereof. All such work shall be performed in a good and workmanlike manner and in compliance with all Legal Requirements and the provisions of all applicable insurance policies. Promptly after the completion of any Alterations, Lessee shall provide as-built plans thereof to Lessor. Lessee shall indemnify and hold Lessor harmless from and against any and all suits, demands, causes of action, claims, losses, debts, liabilities, damages, penalties or judgments, including, without limitation, reasonable attorneys' fees, arising from injury to any person or property occasioned by or growing out of such work, which indemnity shall survive the expiration or termination of this Lease;

         (g) to save Lessor harmless and indemnified from any loss, cost and expense (including, without limitation, reasonable attorneys' fees) arising out of or relating to (i) a claim of injury to any person or damage to any property while on the Premises, if not due to the negligence or willful misconduct of Lessor or its officers, agents, employees, servants or contractors, or the breach of Lessor's obligations under this Lease; or to (ii) a claim of injury to any person or damage to any property anywhere alleged to be occasioned by any omission, neglect or default of Lessee or of anyone claiming by, through, or under Lessee, or any officer, agent, employee, servant, contractor or invitee of any of the foregoing. Lessor agrees to indemnify and hold harmless Lessee from and against all loss, cost and expense (including, without limitation, reasonable attorneys' fees) arising out of or relating to a claim for personal injury or property damage resulting from the negligence or willful misconduct of Lessor or its officers, agents, employees, servants or contractors, or from the breach of Lessor's obligations or representations under this Lease. The provisions of this clause (g) shall survive the expiration or termination of this Lease;

         (h) to permit Lessor and Lessor's agents to examine the Premises at reasonable times (provided 24 hours' notice is given to Lessee, except in case of emergency), and if Lessor shall so elect (without hereby imposing any obligation on Lessor to do so), to permit Lessor to make any repairs or additions Lessor may deem necessary; and at Lessee's expense to remove any Alterations, signs, awnings, aerials, flagpoles or the like not consented to in writing; and to permit Lessor to show the Premises to prospective purchasers and lessees (at reasonable times on reasonable advance notice to Lessee) and to keep affixed to any suitable part of the Premises, during the nine (9) months preceding the expiration of the Term, appropriate notices for letting or selling; any entry by Lessor onto the Premises, whether made pursuant to this paragraph or otherwise, shall be made in accordance with Lessee's reasonable standard operating procedures as set forth in writing and previously delivered to Lessor (but in cases of emergencies Lessor shall be required only to use reasonable efforts to comply with such standard operating procedures);

         (i) that all furniture, furnishings, fixtures and property of every kind of Lessee and of all persons claiming by, through or under Lessee which may be on the Premises from time to time (collectively, "Lessee's Property") shall be at the sole risk of Lessee, and Lessor shall not be liable if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, or by theft or from any other cause unless caused by the negligence or willful misconduct of Lessor, or its officers, agents, employees, servants or contractors;

         (j) to pay promptly when due, all taxes of any kind levied, imposed or assessed on Lessee's Property, which taxes shall be the sole obligation of Lessee, whether the same is assessed to Lessee or to any other person and whether the property on which such tax is levied, imposed or assessed shall be considered part of the Premises or personal property;

         (k) by the end of business on the last day of the Term (or the effective date of any earlier termination of this Lease as herein provided), to remove (1) all of Lessee's Property and
                  (2) the items or components of Alterations designated for removal as provided in paragraph (f) above and (3) the items or components of "Lessee's Work" designated for removal as identified and described on EXHIBIT C, in each case whether the same be permanently affixed to the Premises or not, and to repair any damage caused by any such removal to Lessor's reasonable satisfaction; and to remove the contents of all neutralization tanks installed by Lessee in the Premises; and peaceably to yield up the Premises clean and in good order, repair and condition (reasonable wear and tear, and damage by fire or other casualty or taking which Lessee is not otherwise required by the terms of this Lease to repair or replace only excepted); and to deliver the keys to the Premises to Lessor. Any of Lessee's Property or those Alterations designated for removal as provided in paragraph
                  (f) above which are not removed by such date shall be deemed abandoned and may be removed and disposed of by Lessor in such manner as Lessor may determine, and

                  Lessee shall pay to Lessor on demand, as Additional Rent, the entire cost of such removal and disposition, together with the costs and expenses incurred by Lessor in making any incidental repairs and replacements to the Premises necessitated by Lessee's failure to remove Lessee's Property or those Alterations designated for removal as provided in paragraph
                  (f) above, as required herein, or by any other failure of Lessee to comply with the terms of this Lease, and for use and occupancy during the period after the expiration of the Term and prior to Lessee's performance of its obligations under this paragraph (k). Lessee shall further indemnify and hold Lessor harmless from and against any and all suits, demands, causes of action, claims, losses, debts, liabilities, damages, penalties or judgments, including, without limitation, reasonable attorneys' fees, resulting from Lessee's failure or delay in surrendering the Premises as above provided (such indemnity to survive the expiration or termination of this Lease);

         (l) to pay Lessor's reasonable expenses, including reasonable attorneys' fees, incurred in enforcing any obligations of Lessee under this Lease;

         (m) not to generate, store or use any "Hazardous Materials" (as hereinafter defined) in or on the Premises or elsewhere in the Building or on the Land except those identified in writing to Lessor from time to time, and then only in compliance with any and all applicable Legal Requirements, or dispose of Hazardous Materials from the Premises to any other location except a properly approved disposal facility and then only in compliance with any and all Legal Requirements regulating such activity, nor permit any occupant of the Premises to do so. As used in this Lease, "Hazardous Materials" means and includes any chemical, substance, waste, material, gas or emission which is radioactive or deemed hazardous, toxic, a pollutant, or a contaminant under any statute, ordinance, by-law, rule, regulation, executive order or other administrative order, judgment, decree, injunction or other judicial order of or by any governmental authority, now or hereafter in effect, relating to pollution or protection of human health or the environment. By way of illustration and not limitation, "Hazardous Materials" includes "oil", "hazardous materials", "hazardous waste", and "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ., as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6902 ET SEQ., as amended, and the Toxic Substances Control Act, 15 U.S.C. 8601 et SEQ., as amended, the regulations promulgated thereunder, and Massachusetts General Laws, Chapter 21C and Chapter 21E and the regulations promulgated thereunder. If, at any time during the Term, any governmental authority requires testing to determine whether there has been any release of Hazardous Materials by Lessee or anyone claiming by, through or under Lessee, then Lessee shall reimburse Lessor upon demand, as Additional Rent, for the reasonable costs thereof. Lessee shall execute affidavits, certifications and the like, as may be reasonably requested by Lessor from time to time concerning Lessee's best knowledge and belief concerning the presence of Hazardous Materials in or on the Premises, the Building or the Land. Lessor reserves the right to enter the Premises at reasonable times (provided twenty-four (24) hours' notice is given to Lessee, except in case of emergency) to inspect the same for Hazardous Materials, such entry to be subject to the provisions of paragraph (h) above. Lessee's obligations under this paragraph (m) shall include, if at any time during the Term Lessee or anyone claiming by, through or under Lessee uses or stores radioactive materials on the Premises, compliance with all so-called "close-out" procedures of the Nuclear Regulatory Commission or other federal, state or local governmental authorities having jurisdiction over radioactive materials, regardless of whether or not such procedures are completed prior to the expiration or earlier termination of the Term. Lessee shall indemnify, defend, and hold harmless Lessor, and the holder of any mortgage on the Building or the Land, from and against any claim, cost, expense, liability, obligation or damage, including, without limitation, attorneys' fees and the cost of litigation, arising from or relating to the breach by Lessee or anyone claiming by, through or under Lessee of the provisions of this clause
                  (m), and shall immediately discharge or cause to be discharged any lien imposed upon the Building or the Land in connection with any such claim. Lessor shall indemnify, defend, and hold harmless Lessee from and against any claim, cost, expense, liability, obligation or damage, including, without limitation, reasonable attorneys' fees and the cost of litigation, arising from or relating to the presence (whether now existing or hereafter arising) of Hazardous Materials in, under or on the surface of the Land other than that resulting from the generation, storage or use of Hazardous Materials on the Premises or elsewhere in the Building or on the Land by Lessee, or by anyone claiming by, through or under Lessee, or any officer, agent, servant, employee, contractor or invitee of any of the foregoing. Lessor shall indemnify, defend, and hold harmless Lessee from and against any claim, cost, expense, liability, obligation or damage, including without limitation, reasonable attorneys' fees and the cost of litigation, arising from or relating to the presence of Hazardous Materials in the Building (i) as of the date of this Lease, or (ii) thereafter arising and resulting from the generation, storage or use of Hazardous Materials in the Building by the Lessor or any officer, agent, servant, employee, contractor or invitee of any of the foregoing. The provisions of this paragraph (m) shall survive the expiration or termination of this Lease;

         (n) not knowingly to permit any officer, agent, employee, servant, contractor or visitor of Lessee, or of anyone claiming by, through or under Lessee, to violate any covenant or obligation of Lessee hereunder; and

         (o) to provide and pay for the services outlined in EXHIBIT E attached hereto.

12.0     Intentionally Omitted.

13.0     CASUALTY AND EMINENT DOMAIN.

         13.1 SUBSTANTIAL TAKING. In the event that the entire Building, or more than fifty percent (50%) percent of the rentable area of the Premises, shall be taken by any exercise of the right of eminent domain or other lawful power in pursuance of any public or other authority during the Term, then this Lease shall terminate as of the time that possession is taken by the taking authority. Further, in the event that a material portion of the Premises is so taken such that Lessee, in good faith, reasonably determines that the remainder of the Premises will no longer be usable by Lessee for the conduct of its normal business operations, then Lessee shall have the right to terminate this Lease by written notice to Lessor, in which case this Lease shall terminate as of the time that possession is taken by the taking authority.

         13.2 PARTIAL TAKING In the event that a taking occurs and this Lease is not terminated as provided in Section 13.1 above, then from and after the date possession is taken by the taking authority Rent shall be abated by an amount representing that part of the Rent properly allocable to the portion of the Premises so taken, but this Lease shall otherwise continue in full force and effect.

         13.3 AWARDS. Lessor reserves and excepts all rights to damage to the Premises, the Building, the Land and the leasehold hereby created, now accrued or hereafter accruing by reason of any exercise of eminent domain, or by reason of anything lawfully done in pursuance of any public or other authority and by way of confirmation, Lessee grants to Lessor all of Lessee's rights to such damages and covenants to execute and deliver such further instruments of assignment thereof as Lessor may from time to time request.

         13.4 SUBSTANTIAL CASUALTY. If the Premises are damaged by fire or other casualty, Lessee shall promptly notify Lessor thereof. If the Building or any part thereof shall be damaged by fire or other casualty to the extent that substantial alteration or reconstruction of the Building shall, in Lessor's sole opinion, be required (whether or not the Premises shall have been damaged), or if such casualty renders more than thirty-three (33%) percent of the rentable area of the Premises unusable by Lessee for the operation of its business in the Premises, or if as a result of such casualty any mortgagee of the Building requires that insurance proceeds payable in connection with such casualty be used to retire the mortgage debt, Lessor may, at its option, terminate this Lease by notifying Lessee in writing of such termination within sixty (60) days after the date of such damage, in which event this Lease shall terminate on the date set forth in such notice. If, in the reasonable determination of Lessee, such casualty renders more than thirty-three (33%) percent of the rentable area of the Premises unusable by Lessee for the operation of its business in the Premises, or deprives Lessee of all reasonable access to the Premises, then Lessee may terminate this Lease as of the date of the occurrence of such damage by written notice thereof to Lessor within sixty (60) days after the date of such damage. In the event that this Lease is terminated pursuant to this Section 13.4 Rent shall be abated, to the extent the Premises are unusable for the Permitted Uses, from and after the date of such damage to the date of such termination of this Lease, and no further Rent shall accrue or be payable after the date of such termination.

         13.5 REPAIR AND RESTORATION. In the event of a taking which does not result in the termination of this Lease pursuant to
                  Section 13.1 above, or a casualty which does not result in the termination of this Lease pursuant to Section 13.4 above, the Premises shall be repaired and restored in the manner provided in this Section. Lessor shall diligently act to restore the Building and the Premises (exclusive of all items or components of Lessee's Work or Alterations which Lessee is by this Lease either entitled to or required to remove upon the expiration or earlier termination of this Lease, and Lessee's Property) or, in case of taking, what remains thereof, to substantially the condition in which they existed prior to the occurrence of such taking or casualty, provided, however, that: (i) in no event shall Lessor be required to spend in connection with restoring the Premises more than the amount of insurance proceeds or taking award actually received and allocable thereto (except that this limitation with respect to insurance proceeds shall not apply to casualties occurring during such time as Lessor self-insures pursuant to Section
                  7.4 above or to the extent Lessor insures the Premises for less than full replacement value as set forth in Section 7.4);
                  (ii) Lessor shall not be required to restore or replace any of Lessee's Work or any Alterations which Lessee is by this Lease either entitled to or required to remove upon the expiration or earlier termination of this Lease; (iii) Lessor shall not be required to restore or replace any of Lessee's Property; and (iv) promptly upon substantial completion of such work by Lessor, Lessee shall diligently act to repair and/or restore all of Lessee's Property and all items or components of Lessee's Work or Alterations which Lessee is by this Lease either entitled to or required to remove upon the expiration or earlier termination of this Lease, to substantially the same condition they were in prior to the occurrence of such taking or casualty. Lessor shall not be liable for any inconvenience or annoyance to Lessee or injury to the business of Lessee resulting in any way from such taking or damage or the repair thereof. Rent shall be abated from and after the date of such taking or damage to the date on which Lessor substantially completes the restoration described above, to the extent the Premises are unusable for the Permitted Uses.

                  In the event that, having commenced its repair, restoration and reconstruction work pursuant to this Section 13.5, Lessor fails to substantially complete such work either (i) within six (6) months from the date of such casualty, with respect to work to be performed within the Premises, or (ii) nine (9) months from the date of such casualty, with respect to work to be performed elsewhere in the Building which is required for the operation of Lessee's business in the Premises (which periods shall be extended for any delays suffered by Lessor as the result of Force Majeure or the acts or omissions of Lessee, its employees, agents, contractors or servants), Lessee shall have the further right to terminate this Lease on at least thirty (30) days' prior written notice to Lessor, such notice to be given within thirty (30) days of the expiration of such six (6) or (9) month period (as applicable).

         13.6 CASUALTY DURING LAST 18 MONTHS. Notwithstanding anything to the contrary contained in this Lease, in the event that a material portion of the Premises is damaged by a fire or other casualty occurring during the last (18) eighteen months of the Lease Term such that Lessor reasonably determines that Lessor will not be able to substantially complete the repair, restoration or reconstruction of the Premises within three (3) months of the date of such casualty, Lessor shall so notify Lessee and Lessee shall have the right, within thirty (30) days after its receipt of Lessor's notice, to terminate this Lease on thirty (30) days prior written notice to Lessor. However, if Lessee has exercised an Extension Option prior to the occurrence of such casualty or thereafter exercises an Extension Option within the time period allowed therefor under
                  Section 2.2, then this Section 13.6 shall not apply and neither party shall have the right to terminate this Lease pursuant to this Section 13.6.

14.0     DEFAULTS; EVENTS OF DEFAULT; REMEDIES.

         14.1 DEFAULTS; EVENTS OF DEFAULT. The following shall, if any requirement for notice or lapse of time or both has not been met, constitute defaults hereunder, and, if such requirements have been met, constitute "Events of Default" hereunder:

                  (a) The failure of Lessee to perform or observe any of Lessee's covenants or agreements hereunder concerning the payment of money for a period of ten (10) days after written notice thereof, PROVIDED, HOWEVER, that Lessee shall not be entitled to such notice if Lessor has given notice to Lessee of two or more previous such failures within a twelve-month period, in which event such failure shall constitute an Event of Default hereunder upon the expiration of ten (10) days after such payment was due;

                  (b) The failure of Lessee to maintain the insurance required hereunder in full force and effect;

                  (c) The execution by Lessee of any assignment or sublease without the prior written consent of Lessor;

                  (d) The failure of Lessee to perform or observe any of Lessee's other covenants or agreements hereunder for a period of thirty (30) days after written notice thereof (provided that, in the case of defaults not reasonably curable in thirty (30) days through the exercise of reasonable diligence, such 30-day period shall be extended for so long as Lessee commences cure within such period and thereafter prosecutes such cure to completion continuously and with reasonable diligence; or

                  (e) If the leasehold hereby created shall be taken on execution, or by other process of law, and such taking is not vacated by a final order of a court of competent jurisdiction within sixty (60) days thereafter; or if any assignment shall be made of Lessee's property for the benefit of creditors; or if a receiver, guardian, conservator, trustee in bankruptcy or similar officer shall be appointed to take charge of all or any part of Lessee's assets by a court of competent jurisdiction, and such appointment is not vacated by a final order of a court of competent jurisdiction within sixty
                           (60) days thereafter; or if a petition is filed by Lessee under any bankruptcy or insolvency law; or if a petition is filed against Lessee under any bankruptcy or insolvency law and the same shall not be dismissed within sixty (60) days from the date upon which it is filed; or a lien or other involuntary encumbrance is filed against Lessee's leasehold (or against the Premises, the Building or the Land based on a claim against Lessee) and is not discharged or bonded within thirty (30) days after the filing thereof.

         14.2 TERMINATION. If an Event of Default shall occur, Lessor may, at its option, immediately or any time thereafter and without demand or notice, enter upon the Premises or any part thereof in the name of the whole and repossess the same as of Lessor's former estate and dispossess Lessee and those claiming through or under Lessee and remove their effects, without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon such entry this Lease shall terminate. In lieu of making such entry, Lessor may terminate this Lease upon ten (10) business days' prior written notice to Lessee. Upon any termination of this Lease as the result of an Event of Default, Lessee shall quit and peacefully surrender the Premises to Lessor.

         14.3 SURVIVAL OF COVENANTS. No such termination of this Lease shall relieve Lessee of its liability and obligations under this Lease and such liability and obligations shall survive any such termination. Lessee shall indemnify and hold Lessor harmless from all loss, cost, expense, damage or liability arising out of or in connection with such termination.

         14.4 DAMAGES. In the event of any such termination Lessee shall pay to Lessor the Rent up to the time of such termination. Lessee shall remain liable for, and shall pay on the days originally fixed for such payment hereunder, the full amount of all Basic Rent and Additional Rent as if this Lease had not been terminated; PROVIDED, HOWEVER, if Lessor relets the Premises, there shall be credited against such obligation the amount actually received by Lessor each month from such lessee after first deducting all costs and expenses incurred by Lessor in connection with reletting the Premises.

                  Lessee further agrees to pay to Lessor, on demand, as and for liquidated and agreed damages for Lessee's default, the amount (discounted to present value at a discount rate equal to the then-current yield on United States Treasury securities with a maturity closest to what would have been the last day of the Term if this Lease had not been terminated) by which:

                           (a) the aggregate Rent which would have been payable under this Lease by Lessee from the date of such termination until what would have been the last day of the Term but for such termination, EXCEEDS

                           (b) the greater of (i) the fair and reasonable rental value of the Premises for the same period, less Lessor's reasonable estimate of expenses to be incurred in connection with reletting the Premises, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, alteration costs, and expenses of preparation for such reletting, or (ii) the sum of (A) the amount actually received by Lessor from reletting the Premises (if any), and (B) the amount actually received by Lessor from Lessee pursuant to the preceding paragraph of this Section (if any).

                  If the Premises or any part thereof are relet by Lessor for the period prior to what would have been the last day of the Term but for such termination, or any portion thereof, the amount of rent reserved upon such reletting shall be, PRIMA FACIE, the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

                  In lieu of any other damages hereunder, Lessor may by written notice to Lessee, at any time within one (1) year after this Lease is so terminated, elect to recover, and Lessee shall pay as full and final liquidated damages, an amount equal to (i) the Basic Rent and Additional Rent accrued under Sections 3.0 and 5.0 hereof respectively in the twelve (12) months ending on the effective date of such termination, PLUS (ii) all Basic Rent and Additional Rent which was unpaid as of the effective date of such termination, LESS (iii) the amount received by Lessor pursuant to the foregoing provisions of this Section
                  14.4 prior to the time of payment by Lessee of such liquidated damages.

                  Nothing herein contained shall limit or prejudice the right of Lessor to prove and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

         14.5 RIGHT TO RELET. At any time or from time to time after any such termination, Lessor may relet the Premises or any part thereof for such a term (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent) as Lessor, in its reasonable discretion, may determine, and may collect and receive the rents therefor. Lessor shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon any such reletting.

         14.6 RIGHT TO EQUITABLE RELIEF. In the event there shall occur an Event of Default hereunder, Lessor shall be entitled to seek to enjoin the continuation of the same and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry and other remedies were not provided for in this Lease.

         14.7 RIGHT TO SELF HELP. In the event of an Event of Default by Lessee hereunder, Lessor shall have the right to perform such defaulted obligation of Lessee, including the right to enter upon the Premises to do so. Lessor shall, as a courtesy only, notify Lessee of its intention to perform such obligation. In the event of a default by Lessee hereunder which has not yet continued beyond the expiration of the applicable grace period but which Lessor determines constitutes an emergency threatening imminent injury to persons or damage to property, Lessor shall have the right to perform such defaulted obligation of Lessee (including the right to enter upon the Premises to do so) after giving Lessee such notice (if any) as is reasonable under the circumstances. In either event, the aggregate of (i) all sums so paid by Lessor, (ii) interest (at the rate set forth in Section 10.0 above or the highest rate permitted by law, whichever is less) on such sum, and (iii) all necessary incidental costs and expenses in connection with the performance of any such act by Lessor, shall be deemed to be Additional Rent under this Lease and shall be payable to Lessor immediately upon demand. Lessor may exercise its rights under this Section 14.7 without waiving any other of its rights or releasing Lessee from any of its obligations under this Lease.

         14.8 FURTHER REMEDIES. Nothing in this Lease contained shall require Lessor to elect any remedy for a default or Event of Default by Lessee hereunder, and all rights herein provided shall be cumulative with one another and with any other rights and remedies which Lessor may have at law or in equity in the case of such a default or Event of Default.

15.0 REAL ESTATE BROKER. Lessor and Lessee each represent to the other that they have dealt with no broker in connection with this Lease other than Meredith and Grew, Inc. and Insignia ESG, Inc. (collectively, the "Brokers"). Lessor is not obligated to pay any commission or fee to Meredith and Grew, Inc. in connection with this transaction but has agreed to pay a commission to Insignia ESG, Inc. as set forth in a separate agreement. Lessee agrees to indemnify and hold Lessor harmless from and against any claims for commissions or fees by any person other than the Brokers by reason of any act of Lessee or its representatives. Lessor agrees to indemnify and hold Lessee harmless from and against any claims for commissions or fees by the Brokers or any other person by reason of any act of Lessor or its representatives.

16.0 NOTICES. Whenever by the terms of this Lease notice, demand, or other communication shall or may be given either to Lessor or to Lessee, the same shall be in writing and shall be sent by hand delivery, or by registered or certified mail, postage prepaid, or by Federal Express or other similar overnight delivery service, to:

         Lessor:                          Massachusetts Institute of Technology
                                          238 Main Street - Suite 200
                                          Cambridge, Massachusetts  02142
                                          Attention:  Steven C. Marsh
                                          Managing Director of Real Estate



                  with a copy to:         Stuart T. Freeland, Esquire
                                          Rackemann, Sawyer & Brewster
                                          One Financial Center
                                          Boston, Massachusetts 02111

         Lessee                           Millennium Pharmaceuticals, Inc.
                                          75 Sidney Street
                                          Cambridge, Massachusetts 02139
                                          Attention:General Counsel

                  with a copy to:         Katharine E. Bachman, Esquire
                                          Hale and Dorr
                                          Sixty State Street
                                          Boston, MA 02109

         Any notice, demand or other communication shall be effective upon receipt by or tender for delivery to the intended recipient thereof.

17.0 NO WAIVERS. Failure of Lessor to complain of any act or omission on the part of Lessee, no matter how long the same may continue, shall not be deemed to be a waiver by Lessor of any of its rights hereunder. No waiver by Lessor at any time, expressed or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. No acceptance by Lessor of any partial payment shall constitute an accord or satisfaction but shall only be deemed a partial payment on account; nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such installment or pursue any other remedy available to Lessor in this Lease or at law or in equity.

18.0 SERVICES PROVIDED BY LESSOR. Lessor shall furnish the services described on EXHIBIT "D" attached, the cost of which shall be included in Operating Expenses. Lessor shall not be held liable to anyone for cessation of any service rendered customarily to the Premises or Building or agreed to by the terms of this Lease, due to any accident, to the making of repairs, alterations or improvements, or to the occurrence of an event of "Force Majeure" (as defined in Section 22 below).

19.0     GROUND LEASES; MORTGAGES.

         19.1 RIGHTS OF GROUND LESSORS AND MORTGAGEES No act or failure to act on the part of Lessor which would entitle Lessee under the terms of this Lease, or by law, to be relieved of Lessee's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Lessee shall have first given written notice to Lessor's ground lessors and mortgagees of record of the act or failure to act on the part of Lessor which Lessee claims as the basis of Lessee's rights; and (ii) such ground lessors and mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition within a reasonable time thereafter, but nothing in this Lease shall be deemed to impose any obligation on any such ground lessor or mortgagee to correct or cure any such condition. No ground lessor shall be liable for the failure to perform any of the obligations of Lessor hereunder unless and until such ground lessor terminates its ground lease and takes possession of the Premises, nor shall any mortgagee be liable for the failure to perform any of the obligations of Lessor hereunder unless and until such mortgagee enters upon and takes possession of the Premises for purposes of foreclosure.

         19.2 LEASE SUBORDINATE. This Lease is and shall be subject and subordinate to any ground lease or mortgage now or hereafter on the Premises, and to all advances under any such mortgage and to all renewals, amendments, extensions and consolidations thereof, provided that the holder of such ground lessor's interest or mortgagee's interest enters into a non-disturbance and attornment agreement with Lessee which provides that in the event that such ground lessor or mortgagee succeeds to Lessor's interest hereunder, then, provided that Lessee is not in default hereunder beyond the cure period provided in this Lease, such party shall recognize and be bound by the terms of this Lease. In the event that any ground lessor or the holder of any mortgage succeeds to Lessor's interest in the Premises or any portion thereof, Lessee hereby agrees to attorn to such ground lessor or mortgagee. In confirmation of such subordination, Lessee shall execute and deliver promptly any certificate in recordable form that Lessor or any ground lessor or any mortgagee may reasonably request. Notwithstanding the foregoing provisions of this Section, the holder of any mortgage on the Premises may at any time subordinate its mortgage to this Lease by written notice to Lessee.

                  Lessor hereby represents to Lessee that as of the date of this Lease, there are no mortgages or ground leases encumbering the Premises or any portion thereof.

20.0 NOTICE OF LEASE; ESTOPPEL CERTIFICATES. Lessor and Lessee agree that this Lease shall not be recorded. However, upon the request of either party, Lessor and Lessee shall execute and acknowledge a Notice of Lease in mutually acceptable and recordable form.

         From time to time during the Lease Term, and without charge, either party shall, within fifteen (15) business days of request by the other, certify by written instrument duly executed and acknowledged, to the requesting party or to any person reasonably specified by the requesting party, regarding (a) the existence of any amendments or supplements to this Lease; (b) the validity and force and effect of this Lease; (c) the existence of any known default or Event of Default;
         (d) the existence of any offsets, counterclaims or defenses; (e) the Commencement Date and the expiration date of the Lease Term; (f) the amount of Rent due and payable and the date to which Rent has been paid; and (g) such other matters as may be reasonably requested.

21.0 HOLDING OVER. If Lessee occupies the Premises after the day on which the Lease Term expires (or the effective date of any earlier termination as herein provided) without having entered into a new lease thereof with Lessor, Lessee shall be a tenant-at-sufferance only, subject to all of the terms and provisions of this Lease at (i) two (2) times the then-effective Basic Rent stated in Section 3.0 above for the first three (3) months thereof, and (ii) thereafter, at three (3) times the then-effective Basic Rent stated in Section 3.0 above. Such a holding over, even if with the consent of Lessor, shall not constitute an extension or renewal of this Lease. For purposes of this Section, the failure of Lessee to complete by the last day of the Lease Term or the effective date of any earlier termination as herein provided the "close-out" procedures required by the Nuclear Regulatory Commission or any other federal, state or local governmental agency having jurisdiction over the use of radioactive materials within the Premises shall constitute a holding over and subject Lessee to the provisions of this Section.

22.0 FORCE MAJEURE. Neither Lessor nor Lessee shall be deemed to be in default hereunder (and the time for performance of any of their respective obligations hereunder other than the payment of money shall be postponed) for so long as the performance of such obligation is prevented by strike, lock-out, act of God, absence of materials or any other matter not reasonably within the control of the party which must perform the obligation (collectively, "Force Majeure").

23.0 ENTIRE AGREEMENT. No oral statement or prior written matter except the Existing Lease shall have any force or effect. This Agreement shall not be modified or canceled except by writing subscribed to by all parties.

24.0 SECURITY DEPOSIT. Lessee has deposited with Lessor $80,732.00 (the "Security Deposit") as security for the full and faithful payment and performance by Lessee of its obligations under this Lease from and after the date of execution hereof by Lessee, and not as a prepayment of Rent. Lessor may commingle the Security Deposit in one or more bank accounts with other funds of Lessor, and the Security Deposit shall earn interest at the rate actually paid to Lessor from time to time on such account (which interest shall be included in the term "Security Deposit" for the purposes of this Lease). Lessor may use the Security Deposit to cure any Event of Default by Lessee (whether occurring prior to the Commencement Date hereunder or thereafter), and Lessee shall immediately pay to Lessor on demand, as Additional Rent, the amount so expended and such additional amount as is required to cause the Security Deposit at all times to equal the amount set forth above. Lessor shall assign the Security Deposit to any successor owner of the Building and thereafter Lessor shall have no further responsibility therefor. Upon the expiration (or earlier termination) of the Lease Term, Lessor shall inspect the Premises, make such deductions from the Security Deposit as may be required to cure any Event of Default by Lessee hereunder, and, if Lessee is not then in default hereunder, pay the balance of the Security Deposit, if any, to Lessee within thirty (30) days of such expiration or termination. If Lessee is in default hereunder at the time of such expiration or termination, then Lessor shall be entitled to retain so much of the Security Deposit as Lessor reasonably estimates to be Lessee's liability to Lessor hereunder and shall pay the balance, if any, to Lessee within such 30-day period.

25.0 SATELLITE DISH. Lessee shall have the right to maintain the existing satellite dish antenna not exceeding twenty-four (24) inches in diameter on the roof of the Building provided that:

         (a) such antenna shall be used solely by Lessee and those occupying all or portions of the Premises pursuant to an assignment or sublease with Lessee made in accordance with the provisions of Section 8.0 of this Lease, unless Lessor otherwise agrees in writing;

         (b) to the extent to which the issuer of the warranty on the roof requires, as a condition to the continued validity of such warranty, that only contractors approved by such issuer perform work on the roof, Lessee shall employ only such contractors as are approved by such issuer and shall submit evidence of such approval to Lessor reasonably satisfactory to Lessor prior to commencing any work on the roof;

         (c) Lessee shall, at its sole cost, maintain such antenna in good operating condition and in accordance with all applicable Legal Requirements, the provisions of applicable insurance policies, and the requirements of all existing restrictions, easements and encumbrances of record affecting the Land; and

         (d) Lessee shall, at its sole cost, remove such antenna on or prior to the date on which the Term expires or this Lease is terminated, and shall restore the surface of the roof to the condition in which it was prior to the installation of such antenna, again using only such contractor as is approved by the issuer of the warranty covering the roof of the Building, and Lessee shall submit evidence of such approval to Lessor reasonably satisfactory to Lessor prior to commencing any work on the roof.


                  "All work done by or on behalf of Lessee pursuant to this
                  Section 25.0 shall be subject to the requirements set forth elsewhere in this Lease with respect to the performance of Alterations. Lessor may inspect such work at any time or times and shall promptly give notice to Lessee of any observed defects. Lessee shall indemnify, defend and hold harmless Lessor from and against any and all liability, damage, penalties or judgments and from and against any claims, actions, proceedings and expenses and costs in connection therewith, including reasonable attorneys' fees, resulting from any work performed by or on behalf of Lessee pursuant to this Section 25.0. Such antenna shall be at Lessee's sole risk, Lessor shall have no responsibility to maintain any insurance on it, and Lessor shall not otherwise be responsible for any damage or destruction to such antenna unless such damage or destruction is caused by Lessor's negligence."

26.0 EXISTING LEASE. The Existing Lease as it may hereafter be amended, shall remain in full force and effect until the Commencement Date hereunder after which the obligations of the parties in respect to the Premises, the Building and the Land shall be governed by this Lease except for obligations under the Existing Lease which, in accordance with its terms, are intended to survive its expiration. Notwithstanding the foregoing, if an Event of Default occurs under the Existing Lease prior to the Commencement Date hereunder, then, for the purpose of calculating damages under the Existing Lease, the remaining term of the Existing Lease will be deemed to include the Term of this Lease at the Rent set forth in Sections 3.0 and 5.0 hereof.

27.0 SUCCESSORS AND ASSIGNS. The terms, covenants and conditions of this Lease shall run with the Land, and be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.

28.0 APPLICABLE LAW, SEVERABILITY AND CONSTRUCTION. This Lease shall be governed by and construed in accordance with the laws of Massachusetts and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease, and the application of such provisions in other circumstances, shall not be affected thereby. The titles of the several Sections contained herein are for convenience only and shall not be considered in construing this Lease. Whenever the singular is used and when required by the context it shall include the plural, and the neuter gender shall include the masculine and feminine. The Exhibits attached to this Lease are incorporated into this Lease by reference. This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. The term "Lessor" whenever used herein, shall mean only the owner at the time of Lessor's interest herein, and no covenant or agreement of Lessor, express or implied, shall be binding upon any person except for defaults occurring during such person's period of ownership nor binding individually upon any fiduciary, any shareholder, officer or director, or any beneficiary under any trust, and the liability of Lessor, in any event, shall be limited to Lessor's interest in the Building. If Lessee is several persons or a partnership, Lessee's obligations are joint or partnership and also several. Unless repugnant to the context, "Lessor" and "Lessee" mean the person or persons, natural or corporate, named above as Lessor and as Lessee respectively, and their respective heirs, executors, administrators, successors and assigns.

29.0 AUTHORITY. Contemporaneously with the signing of this Lease, Lessee shall furnish to Lessor a certified copy of the resolution of the Board of Directors of Lessee authorizing

         Lessee to enter into this Lease, and Lessor shall furnish appropriate evidence of the authority of Lessor to enter into this Lease

         WITNESS the execution hereof in counterparts under seal the day and year first above written.


         LESSOR:                                 MASSACHUSETTS INSTITUTE OF
                                                 TECHNOLOGY


                                           By:   /s/ STEVEN C. MARSH
                                                 Steven C Marsh, its Managing
                                                 Director of Real Estate
                                                 Hereunto duly authorized


         LESSEE:                                 MILLENNIUM PHARMACEUTICALS,
                                                 INC.


                                           By:   /s/ KEVIN P. STARR
                                                 Kevin P. Starr
                                                 Chief Financial Officer
                                                 Hereunto duly authorized

                                    EXHIBIT A

                                    PREMISES

                               [see attached plan]

[graphic]

                                    EXHIBIT B

                                    SITE PLAN

                               [see attached plan]

[graphic]

                                    EXHIBIT C

                          ITEMS DESIGNATED FOR REMOVAL

                               [see attached copy]

                                    EXHIBIT D

                           SERVICES PROVIDED BY LESSOR

         This Exhibit is incorporated by reference into the Lease dated December 1, 2000 by and between Massachusetts Institute of Technology, as Lessor, and Millennium Pharmaceuticals, Inc., as Lessee. Terms defined in or by reference in the Lease not otherwise defined herein shall have the same meaning herein as therein.

Lessor shall provide the following services at the Building:

1. Heating and air conditioning services for the Premises as demised at the start of the Term for normal office operations between the hours of 8:00 a.m. and 6:00 p.m., Monday through Friday, except on national or state holidays. Excluded from such services are air conditioning requirements for computers or other exceptional office machinery. If Lessee requests air conditioning or heating services at hours other than those set forth above, Lessor shall provide such service, and Lessee shall pay Lessor's costs to furnish such service as Additional Rent.

2.       Maintenance of the following:

                  All Building heating equipment, electrical equipment, and plumbing systems in public areas only; all Building air conditioning equipment, excluding special air conditioning equipment; all window frames and glass, unless the damage to any of the above is caused by the willful neglect or misuse by Lessee.

3. Nightly (Monday-Friday) cleaning of the public corridors, stairwells, lobbies, bathrooms; and cleaning of the windows, both inside and out, two (2) times per year.

4. Extermination of all public and tenanted areas of the Building, as the management of the Building deems necessary.

5. Structural maintenance of the Premises including repairs to the roof, exterior walls of the building and structural damage to the floors.

6. Lettering for up to a maximum of three names in the Building directory located in the main lobby.

7. Snow removal, landscaping maintenance, cafeteria management, and other services as deemed necessary by Lessor for the normal operation of the Building.

8. Security for the Building as reasonably determined by Lessor after consulting with Lessee and other tenants in the Building.

                                    EXHIBIT E

                           SERVICES PROVIDED BY LESSEE

         This Exhibit is incorporated by reference into the Lease dated December 1, 2000 by and between Massachusetts Institute of Technology, as Lessor, and Millennium Pharmaceuticals, Inc., as Lessee. Terms defined in or by reference in the Lease not otherwise defined herein shall have the same meaning herein as therein.


         Lessee shall provide and pay for all maintenance of and repairs to the Premises necessary to keep the Premises in good condition or in as good a condition as the Premises were at the beginning of the Term or may be put in thereafter (damage from taking or casualty or reasonable wear and tear only excepted). Such repairs and maintenance shall include but not be limited to the following:

          A. The maintenance and repair of any plumbing systems within the Premises (and serving solely the Premises), and the repair of any damage to the Premises or to the Building caused by the malfunction of such plumbing systems;

          B. The maintenance and repair of all electrical wiring, outlets, switches and light fixtures within the Premises (and serving solely the Premises);

          C.   The maintenance and repair of all hardware within the Premises;

          D. The maintenance and repair of all walls, doors, ceilings, and floors.

          E. The replacement of fluorescent light tubes and ballasts. This service is available through Building management on a time and materials basis.

                                    EXHIBIT F

                      COPY OF LESSOR'S CERTIFICATE OF TITLE

         This Exhibit is incorporated by reference into the Lease dated December 1, 2000 by and between Massachusetts Institute of Technology, as Lessor, and Millennium Pharmaceuticals, Inc., as Lessee. Terms defined in or by reference in the Lease not otherwise defined herein shall have the same meaning herein as therein.


                               [See attached copy]

                                    EXHIBIT G

                       LOCATION OF OFF SITE PARKING SPACES

                               [see attached plan]

[graphic]

                                    EXHIBIT H

                                TENANT STANDARDS

                               [see attached copy]